Exhibit 99.1

EASTERN BANKSHARES, INC. ANNOUNCES

PRELIMINARY SUBSCRIPTION OFFERING RESULTS

Boston, Massachusetts, October 1, 2020 – Eastern Bankshares, Inc. (the “Company”), the proposed holding company for Eastern Bank, announced today that it concluded the offering period for the subscription offering of shares of its common stock on September 16, 2020 in connection with the pending conversion of Eastern Bank Corporation from the mutual to stock form of organization.

The Company expects to fill in full all valid subscription orders submitted by Eastern Bank’s eligible depositors, its employee stock ownership plan, and employees, officers, directors, trustees and corporators who are not eligible depositors. The Company will not conduct a community, syndicated or firm commitment public offering in connection with the conversion in light of the orders received during the subscription offering.

Based upon preliminary results, the Company received orders of approximately $1.8 billion in the subscription offering, including 8% of the offering shares that will be purchased by the Eastern Bank employee stock ownership plan. In addition, as disclosed in the prospectus for the offering, the Company intends to donate to the Eastern Bank Charitable Foundation promptly following the closing of the offering such number of shares of common stock that is equal to 4% of the shares of common stock outstanding immediately after such donation.

Completion of the offering and conversion remains subject to receipt of final regulatory approvals and satisfaction of customary closing conditions.

The Company anticipates the closing will occur in mid-October 2020.

The Company’s stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “EBC” beginning the day after the closing.

Direct Registration System (“DRS”) statements for shares purchased in the stock offering, and interest checks for persons who paid for their orders by check, are expected to be mailed to purchasers beginning several days after the closing.

Upon receipt of all required regulatory approvals, the Company will issue a press release announcing the final offering results and the anticipated closing and trading dates and provide details on how subscribers can confirm their orders.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. will be the stock holding company for Eastern Bank upon the completion of the offering and the conversion. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island, and as of June 30, 2020, Eastern Bank had approximately $14.0 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth

Management division and its Eastern Insurance Group subsidiary. Eastern takes pride in its outspoken advocacy and community support that has exceeded $140 million in charitable giving since 1999 through the Eastern Bank Charitable Foundation. An inclusive company, Eastern employs 1,800+ deeply committed professionals who value relationships with their customers, colleagues, and communities.

Forward-Looking Statements

This press release contains forward-looking statements about the offering and the conversion. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, delays in receiving final regulatory approvals, adverse developments in our market relating to the Covid-19 pandemic, including the severity and duration of the associated economic slowdown, adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and Eastern Bank are engaged.

A registration statement relating to the shares of common stock of the Company issued in connection with the conversion of Eastern Bank Corporation has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy such common stock.

The shares of common stock of Eastern Bankshares, Inc. are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.